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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 23, 2003

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-15925 (Commission File Number)	13-3893191 (I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(Address of principal executive offices)
Registrant's telephone number, including area code: (615) 373-9600

ITEM 12.    Results of Operations And Financial Condition.

        The following information is being furnished pursuant to Item 12, "Results of Operations and Financial Condition." Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K. On October 23, 2003, Community Health Systems, Inc. (the "Company"), announced operating results for the quarter ended September 30, 2003. A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K.

        The following table sets forth selected information concerning the projected consolidated operating results of the Company for the years ending December 31, 2003 and 2004. These projections are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

        The following is provided as guidance to analysts and investors:

	2004 Projection Range	2003 Projection Range	2002 Actual
Net operating revenue (in millions)	$3,275 to $3,325	$2,775 to $2,800	$2,200
Net income per share—diluted	$1.46 to $1.49 *	$1.27 *	$1.00 **
Same-Store annual admissions growth	1.0% to 3.0%	0.0% to 1.0%	4.4%
Weighted average diluted shares (in millions)	109 *	108 *
Acquisitions of new hospitals	2–4

*
The inclusion of the assumed conversion of convertible notes for purposes of fully diluted calculation is expected to cause a $0.04 actual decrease in the reported net income per share in 2004 and $0.01 actual decrease in 2003. Accordingly, for purposes of providing guidance, we have assumed the conversion of the convertible notes (after tax interest savings of $8.7 million and 8.6 million shares added to the number of weighted average diluted shares).

**
To conform to the requirements of SFAS No. 145, the extraordinary loss from early extinguishment of debt has been reclassified to operating income. Had income before extraordinary item per share been shown for 2002 as previously reported, income per share before extraordinary item diluted would have been $1.05.

        The following assumptions were used in developing the guidance provided above:

  •
  The Company continues to be comfortable with its fourth quarter 2003 net income guidance of $0.32 per share—diluted.

  •
  On October 3, 2003, the Company entered into a $100 million interest rate swap agreement to limit the cash flow effect of changes in interest rates on a portion of our long-term borrowings. Under this agreement, the Company pays interest quarterly at an annualized fixed interest rate of 2.31% for a term ending October 3, 2006. On payment dates, the Company receives an offsetting variable rate of interest payment from a counterparty based on the three month London Inter-Bank Offer Rate, excluding the margin paid under the credit agreement on a quarterly basis which is currently 250 basis points. In addition to the impact of this interest rate swap, effective interest rates are assumed to increase slightly during 2004 from levels as of September 30, 2003.

  •
  Capital expenditures are projected as follows (in millions):

	2004	2003
Equipment and renovations	$132 to $135	$102 to $104
Replacement hospitals	$14 to $15	$42 to $44

Projected total	$146 to $150	$144 to $148

  •
  Expressed as a percent of net revenue, total depreciation and amortization are projected to be approximately 5.0% to 5.2% for both 2003 and 2004.

  •
  These projections include the operating results expected for the fourth quarter of 2003 and the full year of 2004 related to the previously announced October 2003 acquisition of Laredo Medical Center (326 beds) in Laredo, Texas.

  •
  In January 2003, the Company commenced an open market share repurchase program for up to five million common shares. This program will conclude at the earlier of three years or when all shares have been repurchased. An estimate of the 2003 and 2004 market share repurchases is included in the weighted average diluted shares projected for 2004; to date we have repurchased 790,000 shares.

        The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company's expected results to differ materially from those expressed in this filing. These factors include, among other things:

  •
  general economic and business conditions, both nationally and in the regions in which we operate;

  •
  demographic changes;

  •
  existing governmental regulations and changes in, or the failure to comply with, governmental regulations or our corporate compliance agreement;

  •
  legislative proposals for healthcare reform;

  •
  our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

  •
  changes in inpatient or outpatient Medicare and Medicaid payment levels;

  •
  uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

  •
  increases in wages as a result of inflation and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

  •
  liability and other claims asserted against us, including self-insured malpractice claims;

  •
  availability of insurance coverage and increases in costs to obtain coverage;

  •
  competition;

  •
  our ability to attract and retain qualified personnel, including physicians, nurses and other health care workers;

  •
  trends toward treatment of patients in less acute healthcare settings;

  •
  changes in medical or other technology;

  •
  changes in generally accepted accounting principles;

  •
  the availability and terms of capital to fund additional acquisitions or replacement facilities; and

  •
  our ability to successfully acquire and integrate additional hospitals.

        The consolidated operating results for the third quarter and nine months ended September 30, 2003, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year, including this fiscal year.

        The Company cautions that the annual projections for 2003 and 2004 set forth herein are given as of the date hereof based on currently available information. The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2003	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ WAYNE T. SMITH Wayne T. Smith Chairman of the Board President and Chief Executive Officer (principal executive officer)
	By:	/s/ W. LARRY CASH W. Larry Cash Executive Vice President and Chief Financial Officer (principal financial officer)
	By:	/s/ T. MARK BUFORD T. Mark Buford Vice President and Corporate Controller (principal accounting officer)

        Index to Exhibits Filed with the Current Report on Form 8-K Dated October 23, 2003

Exhibit Number	Description
99.1	Press Release dated October 23, 2003

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  ITEM 12. Results of Operations And Financial Condition.